SCHEDULE 2

WORLDWIDE NETWORK OF SUBCUSTODIANS

COUNTRY	SUBCUSTODIAN

Argentina	Citibank, N.A.
Australia	National Australia Bank Limited
Austria	UniCredit Bank Austria AG
Bahrain	HSBC Bank Middle East Limited
Bangladesh	Standard Chartered Bank Bangladesh
Belgium	ING Belgium SA/NV
Benin	Société Générale de Banques en Côte d’lvoire
Bermuda	HSBC Bank Bermuda Limited (effective May 3, 2010)
Botswana	Barclays Bank of Botswana Ltd.
Brazil	Citibank, N.A.
Bulgaria	ING Bank N.V.
Burkina Faso	Société Générale de Banques en Côte d’lvoire
Canada	CIBC Mellon Trust Company
Cayman Islands	The Bank of New York Mellon
Channel Islands	The Bank of New York Mellon
Chile	Banco Itau S.A. (Chile)
Chile	Banco de Chile
China (Shanghai and Shenzhen)	HSBC Bank (China) Company Limited
Colombia	Cititrust Colombia S.A.
Costa Rica	Banco BCT
Croatia	Privredna Banka Zabreb d.d.
Cyprus	BNP Paribas Securities Services, Athens, effective May 17, 2010.
Czech Republic	ING Bank N.V.
Denmark	Danske Bank A/S
Ecuador	Banco de la Produccion SA
Egypt	HSBC Bank Egypt S.A.E.
Estonia	SEB Bank AS
Euromarket	Clearstream Banking Luxembourg S.A.
Euromarket	Euroclear Bank
Finland	Skandinaviska Enskilda Banken AB (publ) Helsinki Branch
France	BNP Paribas Securities Services
France	CACEIS
Germany	BHF-Asset Servicing GmbH
Ghana	Barclays Bank of Ghana Ltd.
Greece	BNP Paribas Securities Services, Athens, effective May 17, 2010
Guinea Bissau	Société Générale de Banques en Côte d’lvoire
Hong Kong	The Hongkong and Shanghai Banking Corporation, Limited
Hungary	ING Bank NV.
Iceland	New Landsbanki Islands hf
Iceland	NBI hf.
India	Deutsche Bank AG
Indonesia	HSBC Ltd.
Ireland	The Bank of New York Mellon, London
Israel	Bank Hapoalim B.M.
Italy	Intesa Sanpaolo S.p.A
Ivory Coast	Société Générale de Banques en Côte d’lvoire - Abidjian
Japan	The Bank of Tokyo-Mitsubishi UFJ Ltd.
Japan	Mizuho Corporate Bank, Limited
Jordan	HSBC Bank Middle East Limited
Kazakhstan	HSBC Bank Kazakhstan
Kenya	Barclays Bank of Kenya Limited
Kuwait	HSBC Bank Middle East Ltd.
Latvia	AS SEB banka
Lebanon	HSBC Bank Middle East Limited
Lithuania	SEB Bankas AB
Luxembourg	Banque et Caisse d’Epargne de l’Etat
Malaysia	HSBC Bank Malaysia Berhad
Mali	Société Générale de Banques en Côte d’lvoire
Malta	HSBC Bank Malta plc
Mauritius	The Hongkong and Shanghai Banking Corporation Limited
Mexico	Banco Nacional de Mexico
Morocco	Citibank Maghreb
Namibia	Standard Bank Namibia Ltd.
Netherlands	BNY Mellon Asset Servicing B.V.
New Zealand	National Australia Bank Limited
Niger	Société Générale de Banques en Côte d’lvoire
Nigeria	Stanbic IBTC Bank Plc
Norway	DnB NOR Bank ASA
Oman	HSBC Bank Middle East Limited
Pakistan	Deutsche Bank AG Karachi.
Palestinian Autonomous Area	HSBC Bank Middle East, Ramallah
Peru	Citibank del Peru, S.A.
Philippines	HSBC Ltd.
Poland	ING Bank Slaski
Portugal	Banco Comercial Português, S.A.
Qatar	HSBC Bank Middle East Limited, Doha
Romania	ING Bank N.V.
Russia	ING Bank (Eurasia) ZAO
Russia	ZAO Citibank Moscow
Saudi Arabia	SABB Securities Limited
Senegal	Société Générale de Banques en Côte d’lvoire
Serbia	UniCredit Bank Austria AG
Singapore	United Overseas Bank Limited
Singapore	DBS Bank Ltd.
Slovak Republic	ING Bank N.V.
Slovenia	UniCredit Banka Slovenia d.d.
Slovenia	UniCredit Bank Austria AG
South Africa	Standard Bank of South Africa
South Korea	The Hongkong and Shanghai Banking Corporation, Limited
Spain	Banco Bilbao Vizcaya Argentaria S.A.
Spain	Santander Investment Services, S.A.
Sri Lanka	The Hongkong and Shanghai Banking Corporation, Limited
Swaziland	Standard Bank Swaziland Limited
Sweden	Skandinaviska Enskilda Banken
Switzerland	Credit Suisse, Zurich
Switzerland	UBS AG, Zurich
Taiwan	Standard Chartered Bank (Taiwan) Limited
Thailand	The Hongkong and Shanghai Banking Corporation, Limited
Thailand	Bangkok Bank Public Company Ltd.
Togo	Société Générale de Banques en Côte d’lvoire
Trinidad & Tobago	Republic Bank Limited
Tunisia	Banque Internationale Arabe de Tunisie
Turkey	Deutsche Bank AS
Uganda	Barclays Bank of Uganda Ltd.
Ukraine	ING Bank Ukraine
United Arab Emirates	HSBC Bank Middle East Limited, Dubai
United Kingdom	The Bank of New York Mellon
United Kingdom	Deutsche Bank AG (The Depository & Clearing Centre)
United States	The Bank of New York Mellon
Uruguay	Banco Itau Uruguay S.A.
Venezuela	Citibank, N.A.
Vietnam	HSBC Bank (Vietnam) Ltd.
Zambia	Barclays Bank of Zambia Limited
Zimbabwe	Barclays Bank of Zimbabwe Limited